UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 2, 2014 (August 26, 2014)

CCA Industries, Inc.
(Exact name of registrant as specified in its charter)

DELAWARE	1-31643	04-2795439
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 MURRAY HILL PARKWAY, EAST RUTHERFORD, NEW JERSEY	07073
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (201) 935-3232

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On August 26, 2014, CCA Industries, Inc. (the "Company") entered into an asset purchase agreement ("Asset Purchase Agreement") with Mega-T, LLC ("LLC"), a group formed by Casla Partners Capital Fund I, LP, for the sale of inventory, trademarks and other intellectual property rights related to the Mega-T brand of weight loss and dietary supplement products.

Under the Asset Purchase Agreement, the Company, on August 26, 2014 sold to LLC all of the inventory, including packaging materials, finished goods, raw materials and work-in-process, as well as the trademarks, domain names, goodwill and going concern value of the Mega-T brand of weight loss and dietary supplement products. Excluded from the sale were accounts receivable related to the Mega-T brand, which are retained by the Company.

In consideration of the sale, LLC assumed liabilities for all deductions with respect to returns of Mega-T brand inventory that were held by the retailers as of or prior to the date of closing, other than those that were already deducted, all deductions for Mega-T co-operative advertising events that occurred prior to the closing date and were not already deducted by the retailers and all deductions for contract markdown commitments related to the Mega-T brand that were made prior to the closing date and were not already deducted by the retailer. The amount of liabilities assumed by LLC is subject to a cap of $2,250,000. In addition, LLC assumed liabilities for all outstanding purchase orders for Mega-T brand inventory to the extent that LLC receives that inventory from the vendor. LLC also assumed all of the liabilities and obligations with respect to the MEGA-T business that arise after the closing relating to the LLC’s operation of the MEGA-T business.
The Company is responsible for paying vendors for any Mega-T inventory received by the Company prior to the closing date.

The Asset Purchase Agreement contains limited representations, warranties and covenants as well as standard indemnification provisions.
Other than the Asset Purchase Agreement, there is no material relationship between the parties.

The above summary of the material terms of the Asset Purchase Agreement does not purport to be complete and provides only a general description of the Asset Purchase Agreement, and thus, should be read together with, and is qualified in its entirety by reference to, the entire Asset Purchase Agreement, which has been filed as Exhibit 2.1 hereto, and incorporated herein by reference.

Item 2.01 Completion of Acquisition or Disposition of Assets

Descriptions of the Asset Purchase Agreement as set forth under Item 1.01 of this Current Report on Form 8-K and are incorporated by reference into this item.

Item 8.01 Other Events

On August 28, 2014, the Company issued a press release announcing the sale of the Mega-T brand of weight loss products. A copy is attached hereto as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits

The following exhibits are annexed hereto:

(a) None

(b) Pro forma financial information

(c) None

(d) Exhibits

Exhibit No.        Description

2.1            Asset Purchase Agreement, dated August 26, 2014, between CCA Industries, Inc.
and Mega-T, LLC. Schedules have been omitted pursuant to Item 601(b)(2) of
Regulation S-K. CCA Industries, Inc. hereby undertakes to furnish supplementally copies of any of the omitted schedules upon request by the U.S. Securities and Exchange Commission.

99.1            Press Release, issued August 28, 2014.

99.2            The unaudited pro forma consolidated balance sheet of the Company as of May 31,
2014 and the unaudited pro forma consolidated statement of operations of the Company for the six months ended May 31, 2014 and May 31, 2013 and for the years ended November 30, 2013, November 30, 2012 and November 30, 2011, and the notes related thereto, giving effect to the sale of Mega-T and the discontinuation of the Gel-Perfect nail care brand are attached hereto as Exhibit 99.2.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

 Dated:             September 2, 2014

CCA Industries, Inc. x

By: /s/  Stephen A. Heit
Stephen A. Heit
Executive Vice President
Chief Financial Officer